EXHIBIT 99.1

For Immediate Release

Contact:	Willing L. Biddle, CEO or
John T. Hayes, CFO
Urstadt Biddle Properties Inc.
(203) 863-8200

Urstadt Biddle Properties Inc. Reports Operating Results for the Third Quarter and First Nine Months of Fiscal 2014

Greenwich, Connecticut, September 8, 2014 -- Urstadt Biddle Properties Inc. (NYSE: UBA and UBP), a real estate investment trust, today reported its operating results for the three and nine month periods ended July 31, 2014.

Diluted Funds from Operations (FFO) for the quarter ended July 31, 2014 was $8,973,000 or $0.29 per Class A Common share and $0.26 per Common share, compared to $9,052,000 or $0.29 per Class A Common share and $0.26 per Common share in last year's third quarter.  For the first nine months of fiscal 2014, diluted FFO amounted to $24,982,000 or $0.81 per Class A Common share and $0.72 per Common share compared to $20,405,000 or $0.66 per Class A Common share and $0.59 per Common share in the corresponding period of fiscal 2013. The above FFO amounts for fiscal 2013 include several significant one-time items.  In an effort to assist investors in analyzing changes to FFO, we have included a second FFO reconciliation table at the end of this report which explains the effect of these one-time items on the company's FFO per share.

Net income applicable to Class A Common and Common stockholders for the third quarter of fiscal 2014 was $3,803,000 or $0.12 per diluted Class A Common share and $0.11 per diluted Common share compared to $4,241,000 or $0.14 per diluted Class A Common share and $0.12 per diluted Common share in last year's third quarter.  Net income applicable to Common and Class A Common stockholders for the first nine months of fiscal 2014 was $22,449,000 or $0.72 per diluted Class A Common share and $0.65 per diluted Common share compared to $6,621,000 or $0.21 per diluted Class A Common share and $0.19 per diluted Common share for the same period last year.  Net income applicable to Class A Common and Common stockholders for the nine month period ended July 31, 2014 includes a $12.5 million gain on sale of properties.

The per share amounts for both FFO and net income in the first nine months of fiscal 2013 include the dilutive effect of the issuance of 2.5 million Class A Common shares in a follow-on public offering and 5.175 million shares of a new Series F preferred stock, both in October 2012.  The common stock offering raised net proceeds of $48 million and the preferred stock offering raised an additional $125 million, which funds were not fully invested until May 2013.  With respect to those funds, $100 million of proceeds from the preferred stock offering was used to redeem the Series E preferred stock in November 2013 and the Series C preferred stock, which was fully redeemed by May 2013.  As a result of these redemptions, the company incurred charges to expense the original issue costs of the preferred stock of $68,000 in the third quarter of fiscal 2013, $406,000 in the second quarter of fiscal 2013 and $3.8 million in the first quarter of fiscal 2013.  The first two quarters of fiscal 2013 also included payment of $476,000 in preferred stock dividends related to the Series C preferred stock and the third quarter of fiscal 2013 included payment of $153,000 in preferred stock dividends related to the Series C preferred stock, while the first three quarters of fiscal 2014 did not include dividends on this preferred stock as all such shares were redeemed by May of fiscal 2013.  In addition, the per share amounts for FFO and net income for the nine months ended July 31, 2014 and 2013 include one-time property acquisition costs of $476,000 and $815,000, respectively.

At July 31, 2014, the Company's consolidated core properties were 91.2% leased, an increase of 1.0% from the end of fiscal 2013.  Overall consolidated core property occupancy increased to 88.6% at July 31, 2014 from 86.8% at the end of fiscal 2013.  The Company has equity interests in seven unconsolidated joint ventures (730,000 square feet).  At July 31, 2014, these joint ventures were approximately 98.2% leased.

Commenting on the quarter's operating results, Willing L. Biddle, President and CEO of UBP, said "During our third quarter we had continued success with one of the company's most important priorities which has been, and will continue to be, leasing the remaining vacant space in our portfolio.  This quarter we completed 170,400 square feet of new lease or renewal transactions which increased our consolidated core portfolio leased rate to 91.2%, an increase of 1.0% from the beginning of our fiscal year.  Prior to the third quarter, we completed the re-tenanting of nearly all of the previously vacant space in our Meriden, CT shopping center and we are working diligently to complete the re-development of the Westchester Pavilion center in White Plains, NY, where we are seeking a zoning change that will increase the permitted buildable area to 860,000 square feet from the current 187,000 square feet.   The re-development of our Chilmark center in Briarcliff Manor, NY, is nearing completion and we delivered a new 14,000 square foot store to CVS on August 1.  In addition, the redevelopment includes construction of 3,000 square feet of new retail space, new building façades, relocation of several existing tenants to newly built store fronts, and the leveling and re-paving of the parking lots in the shopping center.  Once complete, this redevelopment will have transformed one of our older looking shopping centers to a contemporary property and provided the community and the consumer with an easily accessible and attractive shopping destination."

Continuing, Mr. Biddle said, "Although the competition for retail properties in our primary marketplace remains extremely competitive, we are fortunate that our pipeline for property acquisitions remains active with grocery anchored retail properties that meet our investment objectives.  Shortly after quarter end, we acquired two such properties in Greenwich, CT totaling 89,000 square feet, anchored by a King's Supermarket and a CVS Pharmacy, respectively.  These two properties, coupled with more potential acquisitions in our pipeline, will help us maintain the acquisition momentum we have established in fiscal 2014 going into the fourth quarter and early next year."

Urstadt Biddle Properties Inc. is a self-administered equity real estate investment trust which owns or has equity interests in 67 properties containing approximately 5.0 million square feet of space.  Listed on the New York Stock Exchange since 1970, it provides investors with a means of participating in ownership of income-producing properties. It has paid 179 consecutive quarters of uninterrupted dividends to its shareholders since its inception and has raised total dividends to its shareholders for the last 20 consecutive years.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.
 (Table Follows)

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
Nine and Three Months Ended 2014 results (Unaudited)
 (in thousands, except per share data)

	Nine Months Ended		Three Months Ended
	July 31,		July 31,
	2014	2013	2014	2013

Revenues
Base rents	$55,708	$51,947	$18,714	$17,911
Recoveries from tenants	18,778	17,067	5,645	5,180
Lease termination income	183	148	131	124
Other income	1,433	1,720	465	620
Total Revenues	76,102	70,882	24,955	23,835

Expenses
Property operating	14,713	13,612	3,837	3,917
Property taxes	12,772	11,548	4,205	4,011
Depreciation and amortization	14,196	12,904	4,761	4,556
General and administrative	6,074	6,245	1,987	2,099
Provision for tenant credit losses	594	698	235	222
Acquisition costs	476	815	63	537
Directors' fees and expenses	243	250	71	70
Total Operating Expenses	49,068	46,072	15,159	15,412

Operating Income	27,034	24,810	9,796	8,423

Non-Operating Income (Expense):
Interest expense	(7,611)	(6,774)	(2,602)	(2,531)
Gain on sale of marketable securities	-	1,460	-	1,460
Equity in net income from unconsolidated joint ventures	1,096	950	291	349
Interest, dividends and other investment income	78	1,381	9	139
Income From Continuing Operations Before Discontinued Operations	20,597	21,827	7,494	7,840
Discontinued operations:
Income from discontinued operations	141	990	-	225
Gain (loss) on sale of properties	12,525	-	(87)	-
Income (loss) from discontinued operations	12,666	990	(87)	225

Net Income	33,263	22,817	7,407	8,065

Noncontrolling interests:
Net income attributable to noncontrolling interests	(455)	(467)	(151)	(150)
Net income attributable to Urstadt Biddle Properties Inc.	32,808	22,350	7,256	7,915
Preferred stock dividends	(10,359)	(11,496)	(3,453)	(3,606)
Redemption of preferred stock	-	(4,233)	-	(68)

Net Income Applicable to Common and Class A Common Stockholders	$22,449	$6,621	$3,803	$4,241

Diluted Earnings Per Share:
Per Common Share:
Income from continuing operations	$0.28	$0.16	$0.11	$0.11
Income from discontinued operations	$0.37	$0.03	$-	$0.01
Net Income Applicable to Common Stockholders	$0.65	$0.19	$0.11	$0.12
Per Class A Common Share:
Income from continuing operations	$0.31	$0.18	$0.12	$0.13
Income from discontinued operations	$0.41	$0.03	$-	$0.01
Net Income Applicable to Class A Common Stockholders	$0.72	$0.21	$0.12	$0.14

Weighted Average Shares Outstanding (Diluted):
Common	8,497	8,364	8,606	8,454
Class A Common	23,412	23,347	23,452	23,383

Results of Operations

The following information summarizes the Company's results of operations for the nine month and three months periods ended July 31, 2014 and 2013 (amounts in thousands):

	Nine Months Ended
	July 31,				Change Attributable to:
Revenues	2014	2013	Increase (decrease)	% Change	Property Acquisitions		Properties Held In Both Periods (Note 1)
Base rents	$55,708	$51,947	$3,761	7.2%	$3,534		$227
Recoveries from tenants	18,778	17,067	1,711	10.0%	1,594		117
Other income	1,433	1,720	(287)	-16.7%	35		(322)

Operating Expenses
Property operating expenses	14,713	13,612	1,101	8.1%	939		162
Property taxes	12,772	11,548	1,224	10.6%	838		386
Depreciation and amortization	14,196	12,904	1,292	10.0%	1,153		139
General and administrative expenses	6,074	6,245	(171)	-2.7%	n/	a	n/	a

Other Income/Expenses
Interest expense	7,611	6,774	837	12.4%	959		(122)
Interest, dividends and other investment income	78	1,381	(1,303)	-94.4%	n/	a	n/	a

Note 1 – Properties held in both periods includes only properties owned for the entire periods of 2014 and 2013.  All other properties are included in the property acquisition column.  There are no properties excluded from the analysis.

	Three Months Ended
	July 31,				Change Attributable to:
Revenues	2014	2013	Increase (decrease)	% Change	Property Acquisitions		Properties Held In Both Periods (Note 2)
Base rents	$18,714	$17,911	$803	4.5%	$777		$26
Recoveries from tenants	5,645	5,180	465	9.0%	359		106
Other income	465	620	(155)	-25.0%	2		(157)

Operating Expenses
Property operating expenses	3,837	3,917	(80)	-2.0%	190		(270)
Property taxes	4,205	4,011	194	4.8%	176		18
Depreciation and amortization	4,761	4,556	205	4.5%	248		(43)
General and administrative expenses	1,987	2,099	(112)	-5.3%	n/	a	n/	a

Other Income/Expenses
Interest expense	2,602	2,531	71	2.8%	140		(69)
Interest, dividends and other investment income	9	139	(130)	-93.5%	n/	a	n/	a

Note 2 – Properties held in both periods includes only properties owned for the entire periods of 2014 and 2013.  All other properties are included in the property acquisition column.  There are no properties excluded from the analysis.

Revenues:
Base rents increased by 7.2% to $55.7 million for the nine month period ended July 31, 2014 as compared with $51.9 million in the comparable period of 2013. Base rents increased 4.5% to $18.7 million for the three months ended July 31, 2014 as compared with $17.9 million in the comparable period of 2013. The change in base rentals and the changes in other income statement line items were attributable to:

Property Acquisitions:

In fiscal 2013 and the first nine months of fiscal 2014, the Company purchased equity interests in fourteen properties totaling approximately 327,000 square feet of GLA.  These properties accounted for all of the revenue and expense changes attributable to property acquisitions during the nine month and three month periods ended July 31, 2014.  In addition, the Company purchased an equity interest in two properties in the first nine months of fiscal 2014 that are accounted for by the equity method of accounting and are not consolidated into the financial statements of the Company and as such are not included in any of the variance analysis presented below.

Properties Held in Both Periods:

Revenues
Base rents increased during the nine month and three month periods ended July 31, 2014 by $227,000 and $26,000, respectively when compared with the corresponding prior periods as the percentage of the portfolio that was leased was increased slightly.  In the first nine months of fiscal 2014, the Company leased or renewed 444,700 square feet (or approximately 10.35% of total consolidated core property leasable area).  At July 31, 2014, the Company's consolidated core properties were approximately 91.15% leased, an increase of 1.04% from the end of fiscal 2013. Overall core property occupancy increased to 88.56% at July 31, 2014 up from 86.78% at the end of fiscal 2013.

In the nine month and three month periods ended July 31, 2014, recoveries from tenants for properties owned in both periods (which represents reimbursements from tenants for operating expenses and property taxes) increased by a net $117,000 and $106,000, respectively. This net increase was a result of higher operating expenses at its properties held in the nine month period ended July 31, 2014 when compared to the corresponding prior period due predominantly to an increase in expenses relating to parking lots, building roofs, building repairs and snow removal.  The increase in the three month period ended July 31, 2014 when compared to the corresponding prior period was a result of an increase in the proportionate share of common area costs that the Company anticipates it will recover tenants because the percentage of the portfolio under lease increased in the third quarter of fiscal 2014 when compared with the third quarter of fiscal 2013.

Interest, dividends and other investment income decreased in the nine month and three month periods ended July 31, 2014 when compared to the corresponding prior periods by $1.3 million and $130,000, respectively predominantly as a result of the Company investing approximately $28 million of the proceeds from its two equity offerings completed in October 2012 in income producing securities in the first half of fiscal 2013.  These securities were sold in the third quarter of fiscal 2013.

Expenses
Property operating expenses for properties held in both periods increased by $162,000 in the nine month period ended July 31, 2014 and decreased by $270,000 in the three month period ended July 31, 2014 when compared with the corresponding prior periods as a result of an increase in expenses relating to parking lots, building roofs, building repairs and snow removal cost in the nine month period and a decrease in non-recoverable operating costs in the three month period ended July 31, 2014 when compared with the prior periods.

Real estate taxes for properties held in both periods increased in the nine month and three month periods ended July 31, 2014 when compared with the corresponding prior periods as a result of normal tax assessment increases.

Interest expense for properties owned in the nine month and three month periods ended July 31, 2014 was relatively unchanged as a result of normal amortization of secured mortgages causing a reduction in interest expense offset by an increase in the outstanding mortgage principal balance in fiscal 2014 as a result of mortgages assumed in property acquisitions in the first nine months of fiscal 2014.  In addition, interest expense increased as a result of additional unsecured borrowing in the first nine months of fiscal 2014 when compared to the first nine months of fiscal 2013.

Depreciation and amortization expense from properties held in both periods was relatively unchanged.

General and administrative was relatively unchanged.

Non-GAAP Financial Measure
Funds from Operations ("FFO")

The Company considers FFO to be a meaningful additional measure of operating performance primarily because it excludes the assumption that the value of its real estate assets diminishes predictably over time and industry analysts have accepted it as a performance measure.  FFO is presented to assist investors in analyzing the performance of the Company.  The Company reports FFO in addition to net income applicable to common shareholders and net cash provided by operating activities.  FFO is helpful as it excludes various items included in net income that are not indicative of the Company's operating performance, such as gains (or losses) from sales of property and depreciation and amortization.  The Company has adopted the definition suggested by the National Association of Real Estate Investment Trusts ("NAREIT").  The Company defines FFO as net income computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from sales of property plus real estate related depreciation and amortization, and after adjustments for unconsolidated joint ventures.  FFO does not represent cash flows from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.  FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.  Since all companies do not calculate FFO in a similar fashion, the Company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

(Table Follows)

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
Nine Months and Three Months Ended July 31, 2014 and 2013 (Unaudited)
 (in thousands, except per share data)

Reconciliation of Net Income Available to Common and Class A Common Stockholders To Funds From Operations (in thousands):	Nine Months Ended July 31,		Three Months Ended July 31,
	2014	2013	2014	2013
Net Income Applicable to Common and Class A Common Stockholders	$22,449	$6,621	$3,803	$4,241

Real property depreciation	11,411	10,435	3,714	3,928
Amortization of tenant improvements and allowances	2,330	2,065	880	469
Amortization of deferred leasing costs	402	351	150	140
Depreciation and amortization on discontinued operations	-	47	-	13
Depreciation and amortization on unconsolidated joint ventures	915	711	339	261
(Gain)/Loss on sale of property	(12,525)	175	87	-
Funds from Operations Applicable to Common and Class A Common Stockholders	$24,982	$20,405	$8,973	$9,052

Funds from Operations (Diluted) Per Share:
Common	$.72	$.59	$.26	$.26
Class A Common	$.81	$.66	$.29	$.29

The following table reconciles the company's net income available to Common and Class A Common Stockholders to Funds From Operations for the nine month and three months periods ended July 31, 2014 after removing the preferred stock redemption charges, excess preferred stock dividends, property acquisitions costs and gain on marketable securities. (See Note 1).

Reconciliation of Net Income Available to Common and Class A Common Stockholders To Recurring Funds From Operations (in thousands):	Nine Months Ended July 31,		Three Months Ended July 31,
	2014	2013	2014	2013
Net Income (loss) Applicable to Common and Class A Common Stockholders	$22,449	$6,621	$3,803	$4,241
Add: Redemption of preferred stock charges	-	4,233	-	68
Add: Excess preferred stock dividends (Note 1)	-	1,106	-	153
Add: Property Acquisition Costs	476	815	63	537
Less: Gain on marketable equity securities	-	(1,460)	-	(1,460)
Net Income Applicable to Common and Class A Common Stockholders	$22,925	11,315	3,866	3,539

Real property depreciation	11,411	10,435	3,714	3,928
Amortization of tenant improvements and allowances	2,330	2,065	880	469
Amortization of deferred leasing costs	402	351	150	140
Depreciation and amortization on discontinued operations	-	47	-	13
Depreciation and amortization on unconsolidated joint ventures	915	711	339	261
Loss on sale of property	(12,525)	175	87	-
Funds from Operations Applicable to Common and Class A Common Stockholders	$25,458	$25,099	$9,036	$8,350

Funds from Operations (Diluted) Per Share:
Common	$.73	$.73	$.26	$.24
Class A Common	$.82	$.81	$.29	$.27

Note 1 – The Company sold preferred stock in October of 2012 for the main purpose of redeeming its Series E and Series C preferred stock.  The company redeemed the Series E on November 21, 2012 and redeemed the Series C preferred stock in various stages through May of 2013.  The company incurred excess preferred stock dividends of approximately $476,000 in each of the first and second quarters of fiscal 2013 and $153,000 in the third quarter of fiscal 2013 as a result of having the new series of preferred stock outstanding prior to being able to redeem the series C preferred stock.

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP) Balance Sheet Highlights

	July 31,	October 31,
	2014	2013
	(Unaudited)
Assets
Cash and Cash Equivalents	$3,291	$2,945

Real Estate investments before accumulated depreciation	$780,353	$732,159

Investments in and advances to unconsolidated joint ventures	$39,248	$31,432

Total Assets	$695,675	$650,026

Liabilities
Revolving credit lines	$37,600	$9,250

Mortgage notes payable and other loans	$178,953	$166,246

Total liabilities	$236,283	$192,269

Redeemable Noncontrolling Interests	$12,188	$11,843

Total Stockholders' Equity	$447,204	$445,914